Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 ur.com

United Rentals to Present at the Goldman Sachs Industrials Conference 2017

STAMFORD, Conn. – November 7, 2017– United Rentals, Inc. (NYSE: URI) today announced that it will participate in Goldman Sachs’ Industrials Conference 2017 on Tuesday, November 14, 2017. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 9:30 a.m. ET, will be available via the following link:

https://cc.talkpoint.com/gold006/111417a_as/?entity=12_6ME6P3P

The presentation may also be accessed on www.ur.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. Following the acquisition of Neff Corporation, the company has an integrated network of 1,019 rental locations in 49 states and every Canadian province. The company’s approximately 15,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,300 classes of equipment for rent with a total original cost of $11.6 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com